UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VIA NET.WORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

IMPORTANT REMINDER
TIME IS SHORT—PLEASE VOTE TODAY!

June 9, 2005

Dear Shareholder:

        We have previously mailed to you proxy materials relating to the Special and Annual Meeting of Shareholders of VIA NET.WORKS, Inc. to be held on Wednesday, June 29, 2005. Your vote is important no matter how many shares you hold.

        According to our latest records, we have not received your voting instructions for this important meeting. Please vote today to avoid unnecessary solicitation costs to the Company.

        You may use one of the following simple methods for promptly providing your voting instructions:

  1.
  Vote by Telephone.    Call toll-free (800) 454-8683. Have your 12-digit control number listed on the proxy ballot ready and follow the simple instructions.

  2.
  Vote by Internet.        Go to the website www.proxyvote.com. Have your 12-digit control number listed on the proxy card ready and follow the online instructions.

  3.
  Vote by Mail.    Sign, date and return your proxy card in the postage-paid return envelope provided.

        For the reasons set forth in the Proxy Statement, dated June 2, 2005, the Board of Directors unanimously recommends that you vote "FOR" the election of two Class II Directors; "FOR" the proposal to approve and adopt the Sale Agreement; "FOR" the proposal to approve and adopt the Plan of Dissolution; and "FOR" to proposal to authorize a Reverse Stock Split.

        Thank you for your cooperation and continued support.

Sincerely,

Robert Michael McTighe Chairman of the Board of Directors